Exhibit 99.1

       GLOBAL PARTNERS LP REPORTS RECORD 2006 NET INCOME OF $33.5 MILLION

    WALTHAM, Mass., March 15 /PRNewswire-FirstCall/ - Global Partners LP (NYSE:
GLP) today reported net income of $11.1 million, or $0.78 per diluted limited partner unit, for the three months ended December 31, 2006, and net income of $33.5 million, or $2.46 per diluted limited partner unit for the full year. Net income for the comparative periods of 2005 was $9.8 million, or $0.70 per diluted limited partner unit, for the fourth quarter and $18.1 million for the twelve-month period. There is no year-over-year per unit comparison because Global Partners' common units did not begin trading until September 30, 2005.

    "We capped 2006 with record fourth-quarter and annual earnings that highlight the success of our three-pronged strategy: organic growth, bolt-on and step-out acquisitions," said President and Chief Executive Officer Eric Slifka. "Global successfully executed on its grass roots transportation-based fuel initiatives, purchased a waterborne terminal in Bridgeport, Connecticut, and acquired a pipeline terminal in Macungie, Pennsylvania. As evidenced by the double-digit increase in quarterly and full-year net income, we continue to transition to higher-margin products, diversify the types of fuels we sell and effectively manage weather sensitivity in our business."

    Financial Results for the Three Months Ended December 31, 2006 and 2005 Adjusted net income per diluted limited partner unit was $0.97 for the fourth quarter of 2006, compared with $0.82 for the same period in 2005. Adjusted net income per diluted limited partner unit is a non-GAAP (Generally Accepted Accounting Principles) financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for a reconciliation of net income per diluted limited partner unit to adjusted net income per diluted limited partner unit for the three months ended December 31, 2006 and 2005.

    Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended December 31, 2006 increased approximately 18% to $17.3 million from $14.7 million for the same period in 2005. EBITDA is a non-GAAP financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of net income to EBITDA and cash flow from operating activities to EBITDA for the three months ended December 31, 2006 and 2005.

    Distributable cash flow for the fourth quarter of 2006 was $11.5 million, compared with $10.2 million for the same period of 2005. Distributable cash flow is a non-GAAP financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of net income to distributable cash flow and cash flow from operating activities to distributable cash flow for the three months ended December 31, 2006 and 2005.

    Sales for the three months ended December 31, 2006 declined 15% to $1.1 billion from $1.3 billion in the same period of 2005 as a result of lower commodity prices and significantly warmer temperatures in the fourth quarter of 2006. Wholesale segment sales were $996.1 million in the fourth quarter of 2006, compared with $1.1 billion for the same period in 2005. Commercial segment sales decreased to $98.1 million in the fourth quarter of 2006 from $140.9 million for the same period in 2005. For the three months ended December 31, 2006, Global Partners reported combined gross profit of $34.6 million, compared with $29.9 million in the same period of 2005.

    In January 2007, the Partnership declared a cash distribution of $0.4550 per unit for the period from October 1, 2006 through December 31, 2006 ($1.82 per unit on an annualized basis). The distribution represents an increase of 2.2% over the third-quarter distribution of $0.4450 per unit and an increase of 7.1% for 2006. The total distribution of $5.2 million was paid February 14, 2007 to unitholders of record as of the close of business February 5, 2007.

    Financial Results for the Twelve Months Ended December 31, 2006 and 2005
On an adjusted basis, net income per diluted limited partner unit was $2.91 for the twelve months ended December 31, 2006. There is no year-over-year per unit comparison because Global Partners' common units did not begin trading until September 30, 2005.

    Sales for the twelve months ended December 31, 2006 increased 12% to $4.5 billion compared with $4.0 billion for the same period in 2005. The increase was attributable to higher commodity prices throughout most of 2006 as well as to the acquisition of refined products terminals in Bridgeport, Connecticut and Macungie, Pennsylvania. Sales in the Wholesale segment rose 13% to $4.1 billion in 2006 from $3.6 billion in the same period of 2005. Sales in the Commercial segment declined 5% to $400.8 million in 2006 from $423.0 million in 2005. Combined gross profit for the twelve months ended December 31, 2006 was $113.2 million, an increase of 23% from $91.7 million for the same period in 2005.

    EBITDA for the twelve months of 2006 was $51.5 million, compared with $33.5 million for the same period in 2005. Please refer to Financial Reconciliations included in this news release for reconciliations of net income to EBITDA and cash flow from operating activities to EBITDA for the twelve months ended December 31, 2006 and 2005.

    Distributable cash flow for the twelve months ended December 31, 2006 was $36.0 million. There is no year-over-year distributable cash flow comparison because Global Partners' common units did not begin trading until September 30, 2005. Please refer to Financial Reconciliations included in this news release for reconciliations of net income to distributable cash flow and cash flow from operating activities to distributable cash flow for the twelve months ended December 31, 2006.

    "In the quarters ahead, we will remain focused on further expanding our business through organic growth and strategic acquisitions," Slifka said. "Our new Bridgeport and Macungie terminals are performing well, and we will continue to pursue additional strategic opportunities that enable us to use our expertise in supply, marketing and logistics to optimize the value of our terminal network."

    Financial Results Conference Call

    Management will review Global Partners' fourth-quarter and year-end 2006 financial results in a teleconference call for analysts and investors at 10:00 a.m. ET today.

     Dial-in numbers:  (800) 361-0912 (U.S. and Canada)
                       (913) 981-5559 (International)

     Five-day replay:  (888) 203-1112 (U.S. and Canada)
                       (719) 457-0820 (International)

    Conference code:   1745750 (Required for replay only)

    The call also will be webcast live and archived on the Global Partners' website, www.globalp.com.

    Use of Non-GAAP Financial Measures

    Global Partners uses adjusted net income per diluted limited partner unit to measure its per unit financial performance. Adjusted net income per diluted limited partner unit, as presented in the table below, is defined as net income after adding back the theoretical amount allocated to Global Partners'general partner interest as provided under Emerging Issues Task Force 03-06 ("EITF 03-06"), divided by the weighted average number of outstanding diluted limited partner units during the period. Net income per diluted limited partner unit as dictated by EITF 03-06 is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The limited partnership agreement of Global Partners does not provide for the quarterly distribution of net income; rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the business. Accordingly, the distributions the Partnership has paid historically and will pay in future periods are not impacted by net income per diluted limited partner unit as dictated by EITF 03-06.

    EBITDA is used as a supplemental financial measure by management, and external users of the partnership's financial statements, to assess: its compliance with certain financial covenants included in its debt agreements; financial performance without regard to financing methods, capital structure, income taxes or historical cost basis; ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners; its operating performance and return on invested capital as compared to those of other companies in the wholesale marketing and distribution of refined petroleum products business, without regard to financing methods and capital structure; and the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities. EBITDA is not calculated or presented in accordance with GAAP. EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

    Distributable cash flow also is an important non-GAAP financial measure for limited partners of Global Partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. Specifically, this financial measure indicates to investors whether or not Global Partners is generating cash flow at a level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income or any other indicator of the Partnership's performance required by GAAP. In addition, the distributable cash flow of Global Partners may not be comparable to similarly titled measures of other companies.

    About Global Partners LP

    Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    The financial statements and financial information presented below reflect the operations of Global Partners LP

GLOBAL PARTNERS LP
CONSOLIDATED/COMBINED STATEMENTS OF INCOME
(In thousands, except for per unit data)
(Unaudited)

                                             SUCCESSOR     PREDECESSOR(1)(3)   SUCCESSOR     PREDECESSOR(1)(3)
                                                  THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                     DECEMBER 31,                      DECEMBER 31,
                                            --------------------------------  -------------------------------
                                                2006             2005             2006             2005
                                            Consolidated       Combined       Consolidated       Combined
                                            ------------   -----------------  ------------   ----------------
Sales                                       $  1,094,208   $       1,275,729  $  4,472,418   $      4,045,858
Cost of sales                                  1,059,564           1,245,841     4,359,192          3,954,141
                                            ------------   -----------------  ------------   ----------------
Gross profit                                      34,644              29,888       113,226             91,717
Operating expenses:
   Selling, general and administrative
    expenses                                      12,755              11,021        43,027             40,448
   Operating expenses                              6,005               5,081        22,158             19,698
   Amortization expenses                             358                 406         1,528              1,623
                                            ------------   -----------------  ------------   ----------------
     Total operating expenses                     19,118              16,508        66,713             61,769

Operating income                                  15,526              13,380        46,513             29,948

Interest expense                                  (4,381)             (2,792)      (11,901)            (9,961)
Other income (expense), net                          515                 150           515               (900)
                                            ------------   -----------------  ------------   ----------------
Income before income tax expense                  11,660              10,738        35,127             19,087

Income tax expense                                  (601)               (986)       (1,666)              (986)
                                            ------------   -----------------  ------------   ----------------
Net income (loss)                           $     11,059   $           9,752  $     33,461   $         18,101
                                                                                             ================
Less:
General partner's interest in net income            (220)               (188)         (669)
                                            ------------   -----------------  ------------
Limited partners' interest in net income    $     10,839   $           9,564  $     32,792
                                            ============   =================  ============
Net income per limited partner unit,
 basic and diluted(2)(3)                    $       0.78   $            0.70  $       2.46
                                            ============   =================  ============
Weighted average limited partners' units
 outstanding, basic and diluted                   11,285              11,285        11,285
                                            ============   =================  ============

(1) Includes Successor's results for the period October 4, 2005 through December 31, 2005. Combined results for the three and twelve months ended December 31, 2005 is a non-GAAP financial measure presented to provide additional information for comparing year-over-year information.

(2) Under the provisions of EITF 03-06, net income per limited partner unit for the three and twelve months ended December 31, 2006 and for the period October 4, 2005 through December 31, 2005 assumes a theoretical distribution of earnings. Although this theoretical calculation provided by EITF 03-06 does not impact the Partnership's overall net income for these periods, it does reduce the Partnership's net income per limited partner unit for the three and twelve months ended December 31, 2006 and for the period October 4, 2005 through December 31, 2005.

(3)  See Financial Reconciliations, Table #1.

GLOBAL PARTNERS LP
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2006           2005
                                                                  ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                      $      3,861   $      1,769
   Accounts receivable, net                                            202,580        237,861
   Accounts receivable - affiliates                                      1,988          2,005
   Inventories                                                         288,067        260,714
   Available for sale securities                                        13,913              -
   Brokerage margin deposits                                               625          9,210
   Fair value of forward fixed contracts                                66,115              -
   Prepaid expenses and other current assets                            18,924          7,781
                                                                  ------------   ------------
       Total current assets                                            596,073        519,340

Property and equipment, net                                             31,657         21,975
Intangible assets, net                                                   9,076         10,603
Other assets                                                             2,081          2,838
                                                                  ------------   ------------
       Total assets                                               $    638,887   $    554,756
                                                                  ============   ============

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
   Accounts payable                                               $    222,034   $    259,463
   Revolving line of credit - current portion                          188,700         95,800
   Notes payable, other - current portion                                  319            297
   Accrued expenses and other current liabilities                       35,573         28,615
   Income taxes payable                                                  1,164          1,200
   Obligations on forward fixed contracts and other derivatives              -          1,038
                                                                  ------------   ------------
       Total current liabilities                                       447,790        386,413

Long-term liabilities:
   Revolving line of credit - less current portion                      82,000         85,800
   Notes payable, other - less current portion                           1,239          1,559
   Accrued pension benefit cost                                          3,170          3,187
   Deferred compensation                                                 1,429          1,236
   Other long-term liabilities                                              20            253
                                                                  ------------   ------------
       Total long-term liabilities                                      87,858         92,035

Partners' equity                                                       103,239         76,308
                                                                  ------------   ------------
       Total liabilities and partners' equity                     $    638,887   $    554,756
                                                                  ============   ============

GLOBAL PARTNERS LP
FINANCIAL RECONCILIATIONS
(In thousands, except per unit data)
(Unaudited)

                                               SUCCESSOR    PREDECESSOR     COMBINED     SUCCESSOR    PREDECESSOR      COMBINED
                                               OCTOBER 4     OCTOBER 1    THREE MONTHS   OCTOBER 4     JANUARY 1    TWELVE MONTHS
                                                THROUGH       THROUGH        ENDED        THROUGH       THROUGH         ENDED
                                              DECEMBER 31,   OCTOBER 3,   DECEMBER 31,  DECEMBER 31,   OCTOBER 3,    DECEMBER 31,
                                                  2005          2005          2005          2005          2005           2005
                                              ------------  ------------  ------------  ------------  ------------  --------------
TABLE 1 - RECONCILIATION OF SUCCESSOR AND
 PREDECESSOR STATEMENTS OF INCOME TO
 COMBINED STATEMENT OF INCOME
--------------------------------------------
Sales                                         $  1,248,899  $     26,830  $  1,275,729  $  1,248,899  $  2,796,959  $    4,045,858
Cost of sales                                    1,219,991        25,850     1,245,841     1,219,991     2,734,150       3,954,141
                                              ------------  ------------  ------------  ------------  ------------  --------------
Gross profit                                        28,908           980        29,888        28,908        62,809          91,717

Operating expenses:
   Selling, general and administrative
    expenses                                        10,515           506        11,021        10,515        29,932          40,447
   Operating expenses                                4,924           157         5,081         4,924        14,775          19,699
   Amortization expenses                               389            17           406           389         1,234           1,623
                                              ------------  ------------  ------------  ------------  ------------  --------------
     Total operating expenses                       15,828           680        16,508        15,828        45,941          61,769

Operating income                                    13,080           300        13,380        13,080        16,868          29,948

Interest expense                                    (2,686)         (106)       (2,792)       (2,686)       (7,275)         (9,961)
Other income (expense), net                              -           150           150             -          (900)           (900)
                                              ------------  ------------  ------------  ------------  ------------  --------------
Income before income tax expense                    10,394           344        10,738        10,394         8,693          19,087

Income tax expense                                    (986)            -          (986)         (986)            -            (986)
                                              ------------  ------------  ------------  ------------  ------------  --------------
Net income (loss)                             $      9,408  $        344  $      9,752  $      9,408  $      8,693  $       18,101
                                              ============  ============  ============  ============  ============  ==============


GLOBAL PARTNERS LP
FINANCIAL RECONCILIATIONS
(In thousands, except per unit data)
(Unaudited)

                                                THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                   DECEMBER 31,            DECEMBER 31,
                                               --------------------    --------------------
                                                 2006       2005(1)      2006       2005(1)
                                               --------    --------    --------    --------
TABLE 2 - RECONCILIATION OF NET INCOME PER
 DILUTED LIMITED PARTNER UNIT TO ADJUSTED
 NET INCOME PER DILUTED LIMITED PARTNER UNIT
--------------------------------------------
Net income per diluted limited partner unit
 under EITF 03-06                              $   0.78    $   0.70    $   2.46

Dilutive impact of theoretical distribution
 of earnings                                       0.19        0.12        0.45
                                               --------    --------    --------
Adjusted net income per diluted limited
 partner unit                                  $   0.97    $   0.82    $   2.91
                                               ========    ========    ========

TABLE 3 - RECONCILIATION OF NET INCOME TO
 EBITDA
--------------------------------------------
Net  income                                    $ 11,059    $  9,752    $ 33,461    $ 18,101

  Depreciation and amortization                   1,226       1,211       4,513       4,487

  Interest expense                                4,381       2,792      11,901       9,961

  Income tax expense                                601         986       1,666         986
                                               --------    --------    --------    --------
    EBITDA                                     $ 17,267    $ 14,741    $ 51,541    $ 33,535
                                               ========    ========    ========    ========

TABLE 4 - RECONCILIATION OF CASH FLOW FROM
 OPERATING ACTIVITIES TO EBITDA
--------------------------------------------
Cash flow from operating activities            $ (2,597)   $(25,976)   $(54,479)   $(28,352)

Increase in operating assets and liabilities     14,882      36,939      92,453      50,940

Interest expense                                  4,381       2,792      11,901       9,961

Income tax expense                                  601         986       1,666         986
                                               --------    --------    --------    --------
    EBITDA                                     $ 17,267    $ 14,741    $ 51,541    $ 33,535
                                               ========    ========    ========    ========

TABLE 5 - RECONCILIATION OF NET INCOME TO
 DISTRIBUTABLE CASH FLOW
--------------------------------------------
Net  income                                    $ 11,059    $  9,752    $ 33,461

Depreciation and amortization                     1,226       1,211       4,513

Maintenance capital expenditures                   (764)       (760)     (1,971)
                                               --------    --------    --------
    Distributable cash flow                    $ 11,521    $ 10,203    $ 36,003
                                               ========    ========    ========

TABLE 6 - RECONCILIATION OF CASH FLOW FROM
 OPERATING ACTIVITIES TO DISTRIBUTABLE
 CASH FLOW
--------------------------------------------
Cash flow from operating activities            $ (2,597)   $(25,976)   $(54,479)

Increase in operating assets and liabilities     14,882      36,939      92,453

Maintenance capital expenditures                   (764)       (760)     (1,971)
                                               --------    --------    --------
    Distributable cash flow                    $ 11,521    $ 10,203    $ 36,003
                                               ========    ========    ========

(1) On October 4, 2005, the Partnership completed its initial public offering. Accordingly, net income per diluted limiter partner unit and distributable cash flow are presented for the period October 4, 2005 through December 31, 2005.

     Contacts:

     Thomas J. Hollister            Edward J. Faneuil
     Chief Operating Officer and    Executive Vice President,
     Chief Financial Officer        General Counsel and Secretary
     Global Partners LP             Global Partners LP
     (781) 894-8800                 (781) 894-8800